Exhibit 99.1

NEWS RELEASE

MATADOR RESOURCES COMPANY ANNOUNCES PROVED OIL AND

NATURAL GAS RESERVES AT DECEMBER 31, 2012

DALLAS, Texas, February 5, 2013 – Matador Resources Company (NYSE:MTDR) (“Matador” or the “Company”), an independent energy company currently focused on the oil and liquids rich portion of the Eagle Ford shale play in South Texas, today announced that its total proved oil and natural gas reserves at December 31, 2012 were 10.5 million barrels of oil and 80.0 billion cubic feet (“Bcf”) of natural gas, or 23.8 million barrels of oil equivalent (“BOE”).

The Company’s proved oil reserves grew 176% from 3.8 million barrels at December 31, 2011 to 10.5 million barrels at December 31, 2012. Proved oil reserves at December 31, 2012 comprised 44% of the Company’s total proved reserves (1 Bbl = 6 Mcf basis), an increase of nearly four-fold from 12% of total proved reserves at December 31, 2011. This growth in proved oil reserves during 2012 was attributable to the Company’s ongoing drilling program in the Eagle Ford shale in South Texas.

Proved natural gas reserves declined to 80.0 Bcf at December 31, 2012 from 170.4 Bcf at December 31, 2011 as a result of substantially lower natural gas prices in 2012. Earlier in 2012, the Company removed 97.8 Bcf (or approximately 16.3 million BOE) of previously classified proved undeveloped natural gas reserves in the Haynesville shale in Northwest Louisiana from its total proved reserves at June 30, 2012, due to these low natural gas prices, and these proved undeveloped reserves were likewise not included in the Company’s total proved reserves at December 31, 2012. As long as the leasehold acreage associated with these previously classified proved undeveloped natural gas reserves is held by production from existing Haynesville wells, these natural gas volumes remain available to be developed by us or the operator at a future time, should natural gas prices improve. Proved developed reserves comprised 58% of total proved reserves at December 31, 2012 compared to 34% at December 31, 2011.

The present value, discounted at 10%, of the estimated future net cash flows before income taxes (“PV-10”) of the Company’s total proved reserves at December 31, 2012 was $423.2 million compared to a PV-10 of $248.7 million at December 31, 2011, an increase in value of 70%, despite lower commodity prices in 2012 compared to 2011. The December 31, 2012 PV-10 was determined using the 12-month unweighted average of first-day-of-the-month oil and natural gas prices for 2012 of $91.21 per barrel of oil and $2.757 per million British thermal units (“MMBtu”), respectively, adjusted by lease for quality, energy content, regional price differentials and other expenses as needed compared to the December 31, 2011 value, which was determined using comparable average prices of $92.71 per barrel of oil and $4.118 per MMBtu of natural gas, further adjusted as described above.

The Company realized adjusted product prices weighted by production of $101.86 per barrel and $2.59 per Mcf for the year ended December 31, 2012, not including the impact of realized derivative gains, compared to realized adjusted product prices weighted by production of $93.80 per barrel and $3.62 per Mcf for the year ended December 31, 2011, not including the impact of realized derivative gains. Matador has grown the PV-10 of its proved reserves at a compounded average annual growth rate of approximately 82% since December 31, 2009.

Click here for chart highlighting growth in PV-10

As of February 1, 2013, the Company had approximately 1.5 million barrels of oil hedged for the remainder of 2013 at a weighted average floor and ceiling of $88 per barrel and $107 per barrel, respectively, and approximately 3.8 Bcf of natural gas hedged for the remainder of 2013 at a weighted average floor and ceiling of $3.30 per MMBtu and $4.81 per MMBtu, respectively.

Joseph Wm. Foran, Matador’s Chairman, President and CEO, commented, “We are pleased with the progress we are making as we continue to pursue our exploration and development program in the Eagle Ford shale. Not only did we produce more oil in December 2012 than we did in all of 2011, but we also reduced our drilling times and our drilling and completion costs on Eagle Ford wells throughout 2012. We have continued to improve the design of our fracture treatments and are flowing wells back on smaller chokes after stimulation, and we are encouraged by the increased performance of many of our recent wells as a result. While our operational decisions to drill multiple wells from the same pad and complete them simultaneously using zipper fracs, flow wells back on smaller chokes and shut-in producing wells while new offset wells are being completed may cause temporary production delays, we believe these decisions will optimize the long-term performance and value of these wells. We are also excited about the outlook for 2013, in which we expect to grow our oil production by 40% to approximately 1.7 million barrels of oil.”

Proved Reserves at December 31, 2012

Category	Oil, MBbl	Natural Gas, MMcf	OilEq, MBOE	Undisc. CF, M$	PV-10, M$
Developed Producing	4,758	53,358	13,651	$430,021	$297,506
Developed Non-Producing	6	681	119	939	559
Undeveloped	5,721	25,967	10,049	273,227	125,184

Total*	10,485	80,007	23,819	$704,187	$423,248

*	Totals may not add due to rounding.

Bbl, Barrels.

Bcf, Cubic feet in billions.

BOE, Barrels of oil equivalent, using the ratio of 1 Bbl = 6 Mcf.

CF, Estimated future net cash flows before income taxes.

MBbl, Barrels in thousands.

Mcf, Cubic feet in thousands.

MMBtu, British Thermal Units in millions.

MMcf, Cubic feet in millions.

MBOE, Barrels of oil equivalent in thousands, using the ratio of 1 Bbl = 6 Mcf.

M$, Dollars in thousands.

PV-10 Reconciliation

PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues. PV-10 is not an estimate of the fair market value of our properties. Matador and others in the industry use PV-10 as a measure to compare the relative size and value of proved reserves held by companies and of the potential return on investment related to the companies’ properties without regard to the specific tax characteristics of such entities. The PV-10 at December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011 may be reconciled to the Standardized Measure of discounted future net cash flows at such dates by reducing PV-10 by the discounted future income taxes associated with such reserves. The PV-10 at December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011 were, in millions, $44.1, $70.4, $119.9 and $248.7, respectively. The discounted future income taxes at December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011 were, in millions, $0.8, $5.3, $8.8 and $33.2, respectively.

We have not provided a reconciliation of PV-10 to Standardized Measure at December 31, 2012. We could not provide such a reconciliation without undue hardship because we have not completed the audit of our December 31, 2012 financial statements. In addition, it would be difficult for us to present a detailed reconciliation on account of many unknown variables for the reconciling items.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; our ability to execute our business plan, including whether our drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; ability to make acquisitions on economically acceptable terms; availability of sufficient capital to execute our business plan, including from future cash flows, increases in borrowing base and otherwise; weather and environmental concerns; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s SEC filings, including the “Risk Factors” section of Matador’s Annual Report on Form 10-K for the year ended December 31, 2011. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release, except as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with a particular emphasis on oil and natural gas shale plays and other unconventional resource plays. Its current operations are located primarily in the Eagle Ford shale play in South Texas and the Haynesville shale play in Northwest Louisiana and East Texas.

For more information visit Matador Resources Company at www.matadorresources.com.

Contact Information

Mac Schmitz

Investor Relations

mschmitz@matadorresources.com

(972) 371-5225

Growth in PV-10[1] from Proved Reserves

$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
PV-10, millions
SEC Pricing
Oil, $/Bbl
Gas, $/MMBtu
$41.00 oil
$5.71 gas
$57.65 oil
$3.87 gas
$75.96 oil
$4.38 gas
$92.71 oil
$4.12 gas
$91.21 oil
$2.76 gas
2008 (2)
2009 (2)
2010 (2)
2011 (2)
2012 (2)

Growth in PV-10(1) from Proved Reserves

PV-10, millions

$500

$450 $91.21 oil

$2.76 gas

$400 SEC Pricing

Oil, $/Bbl

Gas, $/MMBtu

$350

$300

$92.71 oil

$4.12 gas

$250

$200

$150 $75.96 oil

$4.38 gas

$100 $57.65 oil

$3.87 gas

$41.00 oil

$50 $5.71 gas

$0

2008 (2) 2009 (2) 2010 (2) 2011 (2) 2012 (2)

(1) PV-10 is a non-GAAP measure. For a reconciliation of Standardized Measure (GAAP) to PV-10 (non-GAAP), please see “PV-10 Reconciliation” (2) At December 31 of each respective year